                                                                       Ex-99.M.6

                                STI CLASSIC FUNDS

                          DISTRIBUTION AND SERVICE PLAN
                      A SHARES (FORMERLY, INVESTOR SHARES)

      WHEREAS, STI Classic Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

      WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution and Service Plan (the "Plan") will benefit the Trust and the owners of the A Shares of the portfolios ("Shareholders") of the Trust;

      NOW, THEREFORE, the Trustees of the Trust hereby adopt this Plan pursuant to Rule 12b-1 under the 1940 Act and in accordance with the Trust's Rule 18f-3 Multiple Class Plan:

      SECTION 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses related to (a) the distribution and sale of A Shares (collectively, the "Shares") of the portfolios of the Trust, as now in existence or hereinafter created from time to time, (each a "Portfolio"), and (b) the shareholder servicing of such Shares.

      SECTION 2. The Shares of each Portfolio are authorized to pay the principal underwriter of the Shares (the "Distributor") a total fee in connection with distribution-related services and shareholder servicing provided in respect of such class, calculated and payable monthly, at the annual rate set forth on Schedule A attached hereto.

      SECTION 3. Distribution Activities.

(a) The fee paid pursuant to Section 2 may be used by the Distributor to provide initial and ongoing sales compensation to its investment executives and to other broker-dealers in respect of sales of Shares of the applicable Portfolios and to pay for other advertising and promotional expenses in connection with the distribution of the Shares. These advertising and promotional expenses include, by way of example but not way of limitation, costs of printing and mailing prospectuses, statements of additional information and shareholder reports to prospective investors; preparation and distribution of sales literature; advertising of any type; an allocation of overhead and other expenses of the Distributor related to the distribution of the Shares; and payments to, and expenses of, officers, employees or representatives of the Distributor, of other broker-dealers, banks or other financial institutions, and of any other persons who provide support services in connection with the distribution of the Shares, including travel, entertainment, and telephone expenses.

(b) Payments under this Plan are not tied exclusively to the expenses for distribution-related activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(c) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional distribution.

                                                                       Ex-99.M.6

      SECTION 4. Shareholder Servicing Activities.

(a) A portion of the fee payable to the Distributor pursuant to Section 2 may be used by the Distributor to provide compensation for personal, ongoing servicing and/or maintenance of shareholder accounts with respect to the Shares of the applicable Portfolios, provided that the amount paid for such shareholder servicing activities does not exceed the amount set forth on Schedule A. Compensation may be paid by the Distributor, or any portion of the fee may be reallowed, to persons, including employees of the Distributor, and institutions who respond to inquiries of holders of the Shares regarding their ownership of Shares or their accounts with the Trust or who provide other administrative or accounting services not otherwise required to be provided by the Trust's investment adviser, transfer agent, or other agent of the Trust. Notwithstanding the foregoing, if the National Association of Securities Dealers, Inc. (the "NASD") adopts a definition of "service fee" for purposes of Section 26(d) of the NASD Rules of Fair Practice that differs from the definition of shareholder servicing activities in this paragraph, or if the NASD adopts a related definition intended to define the same concept, the definition of shareholder servicing activities in this paragraph shall be automatically amended, without further action of the parties, to conform to such NASD definition.

(b) Payments under this Plan are not tied exclusively to the expenses for shareholder servicing activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(c) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional shareholder servicing activities.

      SECTION 5. This Plan shall not take effect with respect to a Portfolio until it has been approved together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

      SECTION 6. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Section 5 herein for the approval of this Plan.

      SECTION 7. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

      SECTION 8. This Plan may be terminated at any time with respect to a Portfolio by the vote of a majority of the Qualified Trustees or by vote of a majority of the Portfolio's outstanding Shares.

      SECTION 9. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time with respect to a Portfolio, without payment of any penalty, by the vote of a majority of the

                                                                       Ex-99.M.6

Qualified Trustees or by the vote of shareholders holding a majority of the Portfolio's outstanding Shares, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

      SECTION 10. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Section 2 hereof without the approval of shareholders holding a majority of the outstanding Shares of the applicable Portfolio, and all material amendments to this Plan shall be approved in the manner provided in Section 5 herein for the approval of this Plan.

      SECTION 11. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

      SECTION 12. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a) (19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

      SECTION 13 This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

Approved May 17, 2005

                                                                       Ex-99.M.6

                                   SCHEDULE A
                      TO THE DISTRIBUTION AND SERVICE PLAN
                              (8-1-05 THRU 7-31-06)

Pursuant to Section 2, the Trust shall pay the Distributor compensation at which is calculated daily and paid monthly at an annual rate as set forth below.

                  PORTFOLIO                      FEE    MAXIMUM SHAREHOLDER SERVICES FEE
---------------------------------------------   -----   --------------------------------
Balanced Fund                                    .28%                 .25%

Capital Appreciation Fund                        .35%                 .25%

Florida Tax Exempt Bond Fund                     .18%                 .18%

Georgia Tax Exempt Bond Fund                     .18%                 .18%

Growth and Income Fund                           .25%                 .25%

High Income Fund                                 .30%                 .25%

International Equity Fund                        .33%                 .25%

International Equity Index Fund                  .35%                 .25%

Investment Grade Bond Fund                       .35%                 .25%

Investment Grade Tax-Exempt Bond Fund            .35%                 .25%

Life Vision Aggressive Growth Fund               .35%                 .25%

Life Vision Conservative Fund                    .35%                 .25%

Life Vision Growth and Income Fund               .35%                 .25%

Life Vision Moderate Growth Fund                 .35%                 .25%

Limited-Term Federal Mortgage Securities Fund    .23%                 .23%

Maryland Municipal Bond Fund                     .15%                 .15%

Mid-Cap Equity Fund                              .35%                 .25%

Mid-Cap Value Equity Fund                        .35%                 .25%

                                                                       Ex-99.M.6

                  PORTFOLIO                      FEE    MAXIMUM SHAREHOLDER SERVICES FEE
--------------------------------------------    -----   --------------------------------
Prime Quality Money Market Fund                  .20%                .20%

Short-Term Bond Fund                             .23%                .23%

Short-Term U.S. Treasury Securities Fund         .18%                .18%

Small Cap Growth Stock Fund                      .35%                .25%

Small Cap Value Equity Fund                      .33%                .25%

Strategic Income Fund                            .35%                .25%

Strategic Quantitative Equity Fund               .25%                .25%

Tax-Exempt Money Market Fund                     .15%                .15%

Tax Sensitive Growth Stock Fund                  .35%                .25%

U.S. Government Securities Fund                  .35%                .25%

U.S. Government Securities Money Market Fund     .17%                .17%

U.S. Treasury Money Market Fund                  .15%                .15%

Value Income Stock Fund                          .33%                .25%

Virginia Intermediate Municipal Bond Fund        .15%                .15%

Virginia Municipal Bond Fund                     .15%                .15%

Virginia Tax-Free Money Market Fund              .20%                .20%

Aggressive Growth Stock Fund                     .35%                .25%

Emerging Growth Stock Fund                       .35%                .25%

Core Bond Fund                                   .25%                .25%

Intermediate Bond Fund                           .25%                .25%

Seix High Yield Fund                             .25%                .25%

North Carolina Tax-Exempt Bond Fund              .15%                .15%